UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

INTELSAT S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

Receipt of Acceleration Payments

As previously disclosed, on March 3, 2020, the U.S. Federal Communications Commission (“FCC”) issued its final order in the C-band proceeding (the “FCC Final Order”), which, among other things, provides for monetary incentives for certain specified fixed satellite services providers, including Intelsat License LLC (“Intelsat License”) a subsidiary of Intelsat S.A. (the “Company”) to clear a portion of the C-band spectrum on an accelerated basis (the “Acceleration Payments”).

Under the FCC Final Order, Intelsat License is eligible to receive Acceleration Payments of approximately $1.2 billion and $3.7 billion based on the milestone clearing certification dates of December 5, 2021 and December 5, 2023, with the respective payments expected to be received in the first half of each successive year, respectively, subject to the satisfaction of certain deadlines and other conditions. In addition, under the FCC Final Order, we are also entitled to receive reimbursement payments for certain C-band spectrum clearing expenses incurred, subject to the satisfaction of certain conditions set forth in the FCC Final Order.

On October 4, 2021, Intelsat License filed its Phase I Certification of Accelerated Relocation (as amended on October 15, 2021, the “Phase I Certification”), indicating completion of required clearing activities to satisfy the December 5, 2021 deadline (the “Deadline”) and requesting FCC validation to receive the approximately $1.2 billion Acceleration Payment. On November 12, 2021, the Wireless Telecommunications Bureau of the FCC entered an order validating the Phase I Certification.

On December 29, 2021 and January 4, 2022, we received Acceleration Payments of approximately $479,136,800 and $718,705,200, respectively, from the Relocation Payment Clearinghouse (as defined in the FCC Final Order). In aggregate, we received approximately $1,197,842,000 from the Relocation Payment Clearinghouse for meeting the Deadline. The Company intends to use the payments for general corporate purposes, which may include, among other things, capital expenditures and repayment of indebtedness.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding future Acceleration Payments pursuant to the FCC Final Order. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to comply with the conditions and restrictions imposed by the terms and conditions of its financing arrangements, including any debtor-in-possession financing arrangements in connection with the Company and certain of its subsidiaries having commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control due to the Chapter 11 Cases or the Company’s compliance with the FCC Final Order and any other FCC orders.

Any forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

	By:	/s/ Michelle Bryan
Date: January 5, 2022	Name:	Michelle Bryan
	Title:	General Counsel, Chief Administrative Officer and Secretary